SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 April 29, 2004


                              KANSAS CITY SOUTHERN
               (Exact name of company as specified in its charter)


           DELAWARE                    1-4717                   44-0663509
       (State or other            (Commission file            (IRS Employer
 jurisdiction of incorporation)         number)           Identification Number)

                427 West 12th Street, Kansas City, Missouri 64105
               (Address of principal executive offices) (Zip Code)


                      Company's telephone number, including
                                   area code:
                                (816) 983 - 1303


                                 Not Applicable
          (Former name or former address if changed since last report)

Item 7.            Financial Statements and Exhibits

(c) Exhibits

          Exhibit No.  Document
          (99)         Additional Exhibits

          99.1 Press Release issued by Kansas City Southern dated April 29, 2004 entitled, "Kansas City Southern First Quarter Results Reflect Improved Domestic Performance," is attached hereto as Exhibit 99.1


          99.2         The following schedules are attached hereto as
                       Exhibit 99.2 - Kansas City Southern Operating Statements, Kansas City Southern Railway Carloadings by Commodity, Kansas City Southern Consolidated Balance Sheets



Item 12.  Results of Operations and Financial Condition.

Kansas City Southern ("KCS" or "Company") is furnishing under Item 12 of this Current Report on Form 8-K the information included as Exhibit 99.1 and Exhibit
99.2 of this report. Exhibit 99.1 is the Company's press release, dated April 29, 2004, announcing KCS's first quarter earnings and operating results. Included in Exhibit 99.2 are schedules regarding certain financial information discussed during the Company's first quarter 2004 conference call.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Kansas City Southern


Date: April 30, 2004             By:          /s/ Ronald G. Russ
                                                  Ronald G. Russ
                            Executive Vice President and Chief Financial Officer

EXHIBIT 99.1



KANSAS CITY SOUTHERN                                              PRESS RELEASE
Cathedral Square - 427 West 12th Street - P.O. Box 219335
Kansas City, Missouri  64121-9335                              NYSE SYMBOL: KSU


     Date:                 April 29, 2004

     Media Contact:        William H. Galligan                816/983-1551
                           William.h.galligan@kcsr.com

Kansas City Southern First Quarter Results Reflect Improved Domestic Performance

     Kansas City, MO. Kansas City Southern (KCS or Company) (NYSE: KSU) reported operating income of $17.4 million in the first quarter of 2004, a substantial gain over the $6.8 million reported in the first quarter of 2003. However, these gains were offset by lower equity earnings from Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (Grupo TFM), debt retirement costs, and higher tax expense. KCS consolidated net income for first quarter of 2004 was $3.4 million, which after preferred stock dividends amounted to $0.02 per diluted common share, compared with net income of $13.6 million, which after preferred stock dividends amounted to $0.22 per diluted common share. First quarter of 2003 net income included a one-time benefit of $8.9 million ($0.14 per diluted share) related to the cumulative effect of a change in accounting method.

     The $10.6 million increase in KCS domestic consolidated operating income resulted from a $7.6 million increase (5.4%) in consolidated revenues, and a $3.0 million (2.3%) reduction in costs and expenses quarter to quarter. The reduction in consolidated costs and expenses was due primarily to lower casualty and insurance expense, depreciation expense, and equipment costs.

     During the first quarter of 2004, revenues from the Company's principal operating subsidiary, The Kansas City Southern Railway (KCSR) increased $8.2 million, or 5.9%, compared to the first quarter of 2003. This increase was primarily driven by an 11% increase in freight revenues in the first quarter 2004 compared with first quarter 2003. Agriculture & minerals commodity group revenues increased by 22.3% quarter to quarter led by solid growth in both domestic and export grain traffic. Paper & forest products revenues grew by 8.4%, reflecting strong gains in pulp and paper, and lumber. Intermodal & automotive revenues increased by 8.2% based primarily on strong traffic growth on KCSR's strategic Meridian Speedway. Chemical & petroleum products continued to rebound and posted a 2.6% increase in first quarter 2004 compared to first quarter of 2003. Coal was the only commodity group recording a decrease with revenues down 9.5% almost totally due to maintenance outages at two of the principal coal-burning electric utilities served by KCSR. In 2003, these outages occurred during the second quarter rather than the first. During April 2004, volume at those plants had returned to normal levels.

     KCSR's first quarter of 2004 total operating expenses decreased $3.7 million (3.9%) from the comparable period in 2003. Decreases in casualty and insurance ($3.0 million), material and supplies ($1.9 million), and equipment costs ($1.1 million) were the primary factors driving the improvements in operating expenses. Additionally, depreciation expense decreased $3.1 million in the first quarter of 2004, primarily as a result of changes in estimates related to a recently completed KCS depreciation study, which was approved by the Surface Transportation Board. Partially offsetting these positive results was a
      $2.0 million (15.9%) increase in fuel expenses caused by persistently high fuel prices. KCSR's operating expenses, as well as its yields on its freight revenue, have benefited from sustained excellent operating metrics. KCSR continues to rank among the best in the industry in terms of the primary publicly reported performance standards of average train velocity, average terminal dwell time, and cars on-line. Higher revenues, lower expenses, and excellent service performance have combined to improve KCSR's operating ratio to 84% for the first quarter of 2004 compared with 93.3% in the first quarter of 2003.

     For KCS on a consolidated earnings basis, the impact of higher operating profit for first quarter 2004 over comparable 2003 was dampened by lower equity earnings from Grupo TFM, which decreased approximately $5.6 million quarter to quarter. Grupo TFM's first quarter revenues were slightly lower ($1 million) than comparable 2003, though revenues and volumes strengthened during March 2004. The revenue impact of the continuing weak North American automobile market was offset by solid gains in chemical and petrochemical businesses. Grupo TFM's operating expenses were relatively flat compared to first quarter 2003 despite a $2 million increase in fuel expense. The primary factor in reduced equity earnings for Grupo TFM this quarter was a $7.3 million deferred tax benefit (calculated under U.S. GAAP) compared to a $23 million benefit in the first quarter of 2003, a $15.7 million reduction.

     Diluted earnings per share information:

     Earnings (loss) per share information (1):

                                                                                            First Quarter
                                                                                      ---------------------------
                                                                                         2004           2003
                                                                                      -----------    ------------

     U.S. Operations                                                                  $     0.06     $      0.03
     Grupo TFM and PCRC (including allocated interest), preliminary                        (0.04)           0.05
                                                                                      -----------    ------------
     Income (loss) before cumulative effect of accounting change                            0.02            0.08
     Cumulative effect of accounting change, net of income taxes                             ---            0.14
                                                                                      -----------    ------------
         Net Income (loss)                                                            $     0.02     $      0.22
                                                                                      -----------    ------------


     Also impacting quarter-to-quarter net income comparisons is a one-time favorable benefit of $8.9 million (net of income taxes) taken in the first quarter of 2003 relating to the cumulative effect arising from a required change in the method of accounting for removal costs of certain track structure assets. In addition, during the first quarter of 2004, KCS recorded a $2.4 million reduction in casualty and insurance expenses related to insurance settlements. Offsetting this were $4.2 million in debt retirement costs as a result of the write-off of unamortized debt issuance costs associated with early debt retirement following the March 30, 2004 placement of a new $250 million senior-secured credit facility, and a $2.1 million increase in the provision for doubtful accounts to increase the Company's bad debt reserves.



     ---------
     (1) The components of the diluted earnings per share information include measurements that are not presented under accounting principles generally accepted in the United States of America ("U.S. GAAP"). This presentation includes an internal allocation of interest expense from U.S. operations to
     Grupo TFM. Management believes this interest expense allocation results in a more accurate reflection of the diluted earnings per share relating to the contribution of Grupo TFM to the consolidated net income of KCS. The interest expense allocation is based upon the initial amount of capital invested by KCS in Grupo TFM and is calculated utilizing a blended interest rate applicable to the Company's indebtedness composition. This measurement is presented to provide the reader of these financial statements with a better understanding of the impact of financing costs on the earnings per share related to KCS's investment in Grupo TFM. The nearest GAAP measurement is included in the consolidated statements of income included in this press release.



     Comments from the Chairman

     Michael R. Haverty, KCS's Chairman, President and Chief Executive
     Officer stated, "We are pleased that the positive revenue growth, the operating performance improvements, and the stringent cost management experienced at KCSR in the fourth quarter of 2003 continued during the first quarter of 2004. Additionally, four of KCSR's five commodity groups achieved growth, with the fifth, coal, affected by regularly scheduled maintenance outages at key utility plants served rather than changed market conditions. While a stronger economy has provided opportunities for some new and expanded markets, the primary catalysts for growth have been KCSR's much improved operating performance and customer service.

     "Although disappointed in lower equity earnings from Grupo TFM, we fully recognize that the decrease in the contribution level to KCS is primarily the result of accounting for deferred taxes and the weakness of the Mexican peso versus the U.S. dollar rather than weakness in the TFM rail franchise. We are encouraged that TFM's business strengthened toward the end of the quarter, and that it has successfully brought on new business to replace that temporarily lost because of a weak North American automobile market. The 19% increase in cross border carloadings between KCSR and TFM underlines our continued commitment to NAFTA-related traffic and the strength of the market."




     KCS is comprised of, among others, The Kansas City Southern Railway Company ("KCSR") and equity investments in Grupo TFM, Southern Capital Corporation ("Southern Capital") and Panama Canal Railway Company ("PCRC").

     This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in the "Risk Factors" and the "Cautionary Information" sections of the Company's Form 10-K for the year-ended December 31, 2003 filed by the Company with the Securities and Exchange Commission ("SEC") (Commission file no. 1-4717). The Company will not update any forward-looking statements in this press release to reflect future events or developments.

                              Kansas City Southern
                        Consolidated Statements of Income
                  (dollars in millions, except per share data)
                                   (Unaudited)

                                                                                                            Three Months Ended
                                                                                                                 March 31,
                                                                                                     -------------------------------
                                                                                                           2004             2003
                                                                                                     ---------------   -------------

Revenues                                                                                             $        147.8   $      140.2

Costs and expenses
Compensation and benefits                                                                                      50.8           50.5
Purchased services                                                                                             15.6           15.1
Fuel                                                                                                           14.8           12.8
Equipment costs                                                                                                13.0           14.0
Depreciation and amortization                                                                                  12.8           15.9
Casualties and insurance                                                                                        5.7            8.1
Other leases                                                                                                    2.7            2.5
Other                                                                                                          15.0           14.5
                                                                                                     ---------------   -------------
Total costs and expenses                                                                                      130.4          133.4

Operating income                                                                                               17.4            6.8

Equity in net earnings of unconsolidated affiliates
  Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (preliminary)                                         1.3            6.9
  Other                                                                                                         0.1            0.1
Interest expense                                                                                              (10.8)         (11.5)
Debt retirement costs                                                                                          (4.2)            -
Other income                                                                                                    1.5            1.3
                                                                                                     ---------------   -------------
Income before income taxes and
     cumulative effect of accounting change                                                                     5.3            3.6
Income tax provision (benefit)                                                                                  1.9           (1.1)
                                                                                                     ---------------   -------------
Income before cumulative effect of accounting change                                                            3.4            4.7
Cumulative effect of accounting change, net of income taxes                                                      -             8.9
                                                                                                     ---------------   -------------
Net income                                                                                           $          3.4    $      13.6
Preferred stock dividends                                                                                       2.2            0.1
                                                                                                     ---------------   -------------
Net income available to Common shareholders                                                          $          1.2    $      13.5
                                                                                                     ===============   =============
Per Share Data
------------------------------------------------------------------------------------------------------------------------------------
Basic weighted average Common shares outstanding (in thousands)                                              62,504         61,427
Basic earnings per Common share
     Income before cumulative effect of accounting change                                            $         0.02    $      0.08
     Cumulative effect of accounting change                                                                      -            0.14
                                                                                                     ---------------   -------------
Net income                                                                                           $         0.02           0.22
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Diluted weighted average Common shares outstanding (in thousands)                                            63,811         62,863
Diluted earnings per Common share
     Income before cumulative effect of accounting change                                            $         0.02    $      0.08
     Cumulative effect of accounting change                                                                      -            0.14
                                                                                                     ---------------   -------------
Net income                                                                                           $         0.02    $      0.22
------------------------------------------------------------------------------------------------------------------------------------

EXHIBIT 99.2

Kansas City Southern
Operating Statements
Dollars in Millions



                                                 First Quarter            First Quarter                   Year Ended
                                                     2004                      2003                          2003
                                             ----------------------    ---------------------         ---------------------
Revenues
    Freight Revenue                                  $        99.3             $       88.9                 $       379.2
    Intermodal and Automotive Revenue                         14.6                     13.5                          59.1
    Unit Coal Revenue                                         21.6                     23.9                          90.9
    Haulage Revenue                                            2.6                      2.5                          10.5
    Other Revenue                                              9.7                     11.4                          41.6
                                             ----------------------    ---------------------         ---------------------
      Total Revenues                                         147.8                    140.2                         581.3
                                             ----------------------    ---------------------         ---------------------

Operating Expenses
    Compensation and Benefits                                 50.8                     50.5                         197.8
    Purchased Services                                        15.6                     15.1                          63.5
    Fuel                                                      14.8                     12.8                          47.4
    Material and Supplies                                      5.5                      7.4                          26.9
    Casualties & Insurance                                     5.7                      8.1                          56.4
    Equipment Costs                                           13.0                     14.0                          57.4
    Other                                                      5.7                      3.6                          13.9
                                             ----------------------    ---------------------         ---------------------
      Net Operating Expenses                                 111.1                    111.5                         463.3
                                             ----------------------    ---------------------         ---------------------

Fixed Expenses
    Other lease                                                2.7                      2.5                           9.8
    Depreciation                                              12.8                     15.9                          64.3
    Taxes (Other Than Income)                                  3.8                      3.5                          14.8

                                             ----------------------    ---------------------         ---------------------
      Total Fixed Expenses                                    19.3                     21.9                          88.9
                                             ----------------------    ---------------------         ---------------------
    Total Expenses                                           130.4                    133.4                         552.2
                                             ----------------------    ---------------------         ---------------------

Operating Income                                     $        17.4             $        6.8                 $        29.1
                                             ======================    =====================         =====================


Note:
Certain prior year amounts have been reclassified to conform to the current year presentation.


Kansas City Southern Railway
 Carloadings By Commodity - First Quarter 2004
 Dollars in Thousands

                Carloadings                                                          Revenue

      First Quarter             %                                           First Quarter            %
--------------------------                                            ------------------------
   2004           2003       Change                                      2004         2003        Change
------------   -----------   -------                                  -----------  -----------   ---------

                                          Coal
     47,857        46,480      3.0%         Unit Coal                   $ 21,557     $ 23,891     (9.8)%
        682           658      3.6%         Other Coal                       364          342       6.4%
------------   -----------                                            -----------  -----------
     48,539        47,138      3.0%                   Total               21,921       24,233     (9.5)%
------------   -----------                                            -----------  -----------

                                         Chemical & Petroleum Products
      1,455         1,414      2.9%         Agri Chemicals                   911          953     (4.4)%
      4,011         3,664      9.5%         Gases                          4,022        3,563      12.9%
      7,042         5,307     32.7%         Organic                        6,397        5,430      17.8%
      5,058         5,634   (10.2)%         Inorganic                      5,344        5,823     (8.2)%
     13,603        14,440    (5.8)%         Petroleum                      9,950        9,465       5.1%
      4,511         5,552   (18.8)%         Plastics                       5,327        5,919    (10.0)%
------------   -----------                                            -----------  -----------
     35,680        36,011    (0.9)%                   Total               31,951       31,153       2.6%
------------   -----------                                            -----------  -----------

                                         Agriculture and Minerals
     12,475        11,291     10.5%         Domestic Grain                10,335        8,673       19.2%
      7,490         5,278     41.9%         Export Grain                   7,115        4,390       62.1%
      7,099         7,615    (6.8)%         Food Products                  6,052        6,112      (1.0)%
      6,909         5,678     21.7%         Ores and Minerals              3,994        3,172       25.9%
      4,029         3,583     12.4%         Stone, Clay & Glass            3,231        2,769       16.7%
------------   -----------                                            -----------  -----------
     38,002        33,445     13.6%                   Total               30,727       25,116       22.3%
------------   -----------                                            -----------  -----------

                                         Paper & Forest Products
     23,284        22,685      2.6%         Pulp/Paper                    18,791       17,206        9.2%
      1,826         1,694      7.8%         Scrap Paper                    1,142        1,025       11.4%
      6,542         7,159    (8.6)%         Pulpwood/Logs/Chips            2,922        3,354     (12.9)%
      8,105         6,991     15.9%         Lumber/Plywood                 7,939        6,719       18.2%
      4,365         4,648    (6.1)%         Metal/Scrap                    3,588        3,569        0.5%
      2,129         1,621     31.3%         Military/Other carloads        2,334        2,010       16.1%
------------   -----------                                            -----------  -----------
     46,251        44,798      3.2%                   Total               36,716       33,883        8.4%
------------   -----------                                            -----------  -----------

                                         Intermodal & Automotive
      1,079         1,395   (22.7)%         Automotive                       871        1,156     (24.7)%
     79,561        70,389     13.0%         Intermodal                    13,756       12,357       11.3%
------------   -----------                                            -----------  -----------
     80,640        71,784     12.3%                   Total               14,627       13,513        8.2%
------------   -----------                                            -----------  -----------

    249,112       233,176      6.8%      TOTAL FOR BUSINESS UNITS        135,942      127,898        6.3%

      4,621         7,700   (40.0)%      Haulage                           2,645        2,487        6.4%

      (859)         (817)    (5.1)%      Adjustments                          -        (1,025)     100.0%
------------   -----------                                            -----------  -----------

    252,874       240,059      5.3%                TOTAL              $  138,587   $   29,360        7.1%
============   ===========                                            ===========  ===========





Kansas City Southern
                                                                                                   -----------------------
Consolidated Balance Sheets                                                                             Preliminary
                                                                                                   -----------------------
(Dollars in Millions)





                                                                  March 31, 2004                     December 31, 2003
                                                                    (Unaudited)
Assets
  Cash                                                         $               188.6               $                135.4
  Accounts receivable                                                          109.1                                114.6
  Inventories                                                                   41.9                                 36.8
  Other current assets                                                          25.0                                 21.3
                                                               ----------------------              -----------------------
     Total current assets                                                      364.6                                308.1

  Investments                                                                  446.5                                442.7
  Properties, net of depreciation                                            1,372.0                              1,362.5
  Other assets                                                                  41.7                                 39.6
                                                               ----------------------              -----------------------

      Total assets                                             $             2,224.8               $              2,152.9
                                                               ======================              =======================

Liabilities and Stockholders' Equity
  Current portion of long-term debt                            $                 9.9               $                  9.9
  Accounts payable                                                              42.8                                 45.5
  Accrued liabilities                                                          134.1                                119.4
                                                               ----------------------              -----------------------
     Total current liabilities                                                 186.8                                174.8

  Long-term debt                                                               564.4                                513.5
  Deferred income taxes                                                        391.7                                391.5
  Other                                                                        111.4                                109.4
  Stockholders' equity                                                         970.5                                963.7
                                                               ----------------------              -----------------------

    Total liabilities and stockholders' equity                 $             2,224.8               $              2,152.9
                                                               ======================              =======================